EXHIBIT 99

        PRESS RELEASE OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.


FOR IMMEDIATE RELEASE
September 13, 2005

Contact:     Martin A. Thomson
             President and Chief Executive Officer
             First Federal of Northern Michigan Bancorp, Inc.
             (989) 356-9041


          FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP QUARTERLY DIVIDEND


     ALPENA, Michigan - September 13, 2005 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.05 per share for the quarter ended September 30, 2005. The dividend will be payable to stockholders of record as of September 30, 2005 and will be paid on October 21, 2005. The Company has 3,100,021 total shares outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.



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